[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

AMENDMENT NO. 8 TO
THE AMENDED AND RESTATED FUJITSU DISTRIBUTION AGREEMENT DATED DECEMBER 21, 2005

This AMENDMENT NO. 8 (this “Amendment No. 8” ) to the Amended and Restated Fujitsu Distribution Agreement dated December 21, 2005, as amended effective as of October 1, 2007, September 30, 2008, January 15, 2009, February 23, 2009, April 23, 2009, June 25, 2009, and October 30, 2009, originally entered into between Spansion Inc., a Delaware corporation  (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and succeeded to by Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited, a Japanese corporation (“FSL”), effective as of March 21, 2008 (the “Agreement”), is entered into as of the dates set forth below and effective as of August 1, 2012.

Whereas, Spansion and FSL wish to further modify the Agreement, it is agreed that the Agreement shall be amended as follows:

1.             Section 2.3.6 of the Agreement shall be added to the Agreement as follows:

“2.3.6    FSL Subsidiaries.   Fujitsu Semiconductor Korea, Ltd. (“FSK”), Fujitsu Semiconductor Pacific Asia, Ltd. (“FSP”), Fujitsu Semiconductor (Shanghai) Co., Ltd. (“FSS”) and Fujitsu Semiconductor Asia Pte., Ltd. (“FSAL”) shall have the same rights to purchase, market, sell and otherwise distribute Products under this Agreement as held by FSL, subject to all applicable terms and conditions of this Agreement, provided that FSK, FSP, FSS and FSAL will purchase Products from an  applicable Spansion Subsidiary(ies) as separately confirmed between Spansion and FSL, and Spansion will cause such Spansion Subsidiary to comply with the terms and conditions of the Agreement in connection with such Products purchased by FSK, FSP, FSS and FSAL.”

2.             Section 12.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“12.3           Purchase Price of Spansion Content Only Products.  The Purchase Price for each SCO Product shall be equal to the following:

(a)           For direct Product sales by FEI to Customers (excluding sales by Fujitsu Device, Inc. (“FDI”), which are not subject to the distribution margins described in this Section 12.3):

•	For the period beginning Q2 of 2012 and continuing through the end of Q1 of 2013: [*] at the time the order was booked;
•	For the period beginning Q2 of 2013 and continuing through the end of Q1 of 2014: [*] at the time the order was booked;
•	For the period beginning Q2 of 2014 and continuing through the end of Q4 of 2016: [*] at the time the order was booked.

(b)           For Product sales by FEI to Channel Partners: [*] at the time the order was booked.

(c)           For direct Product sales by FSK, FSP, FSS and FSAL to Customers, for the period beginning Q3 of 2012: [*] at the time the order was booked.

Additionally, the Purchase Price for each SCO Product is subject to the following adjustments:

12.3.1  Price Increase.  In the event FEI, FSK, FSP, FSS, or FSAL sell an SCO Product to a Customer or Channel Partner in an amount that is in excess of the RSP for such Product at the time the order was booked, the Purchase Price shall be automatically increased to an amount equal to the applicable percentage, above, of the actual sales price of such Product.

12.3.2  Price Decrease.  In the event FEI, FSK, FSP, FSS, or FSAL sell an SCO Product to a Customer or Channel Partner in an amount that is less than the RSP for such Product at the time the order was booked, FEI, FSK, FSP, FSS and FSAL may request that Spansion reduce the Purchase Price.  In such case, Spansion may, but shall have no obligation to, reduce the Purchase Price to an amount that it determines in its sole discretion.

12.3.3  Margin Adjustment.
(a)           Direct Product sales by FEI to Customers.  Spansion and FSL agree to work in good faith to reduce the distribution margin as reflected in this Section 12.3 for direct Product sales by FEI to Customers from [*] to [*] according to a schedule to be agreed upon by Spansion and FSL, targeted to achieve such reduction in [*].  The parties understand and agree, however, that:

(i) such a reduction will not be possible until FEI’s direct Product sales to Customers (excluding sales by Fujitsu Device, Inc. (“FDI”), which are not subject to the distribution margins described in this Section 12.3) total the FEI direct sales target amount listed in Schedule 12.3 attached hereto (the “Customer Incentive Target”); and

(b)           Product sales by FEI to Channel Partners.  Spansion and FSL agree to work in good faith to reduce the distribution margin as reflected in this Section 12.3 for Product sales by FEI to Channel Partners to [*] according to a schedule to be agreed upon by Spansion and FSL, targeted to achieve such reduction in [*].  The parties understand and agree, however, that:

(i) such a reduction will not be possible until FEI’s Product sales to Channel Partners total the FEI Channel Partner sales target amount listed in Schedule 12.3 attached hereto (the “Channel Partner Incentive Target”); and

(c)           Direct Product sales by FSK, FSP, FSS, and FSAL to Customers.  Spansion and FSL agree to work in good faith to reduce the distribution margin as reflected in this Section 12.3 for direct Product sales by FSK, FSP, FSS, and FSAL to Customers to [*] according to a schedule to be agreed upon by Spansion and FSL, targeted to achieve such reduction in [*].  The parties understand and agree, however that:

 (i) such a reduction will not be possible until FSK’s, FSP’s, FSS’s, and FSAL’s direct Product sales to Customers total the Korea/Asia direct sales target amount listed in Schedule 12.3 attached hereto (the “Korea/Asia Incentive Target”); and

(d)           Spansion and FSL agree to meet semi-annually to review sales performance, growth strategy, and applicable margin(s) (the “Business Plan”), and use best efforts to adjust the Business Plan as necessary in order to achieve the Customer Incentive Target, the Channel Partner Incentive Target, and the Korea/Asia Incentive Target.”

3.           Notwithstanding Section 2.2 (Sales and Appointment of Other Distributors by Spansion) of the Agreement, Spansion and FSL agree that FEI will be able to maintain and use the following Channel Partners for the following time periods:

•	Tokyo Electron Device Limited: through 3Q of 2013
•	Mitsuiwa Corporation: through 2Q of 2014
•	Tsuzuki Denki Co., Ltd.: through 4Q of 2014

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

All terms and conditions of the Agreement not specifically amended by this Amendment No. 8 shall remain unchanged and continue in full force and effect.

Spansion Inc.                                                                           Fujitsu Semiconductor Limited

/s/ Jay Legenhausen                                                                                                                             　               /s/ Makoto Goto

Name:  Jay Legenhausen                                                                                                          　           Name: Makoto Goto

           Senior Vice President
Title:  Worldwide Sales                                                                                                             　           Title:  CSVP & CFO

Date:  __8/1/2012__________________                                                                           　           Date:  __8/1/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 12.3

INCENTIVE TARGETS

FEI Direct Sales:

(USD million)
	CY2012	CY2013	CY2014	CY2015	CY2016	Total
FEI Direct Sales	[*]	[*]	[*]	[*]	[*]	[*]

FEI Channel Partner Sales:

(USD million)
	CY2012	CY2013	CY2014	CY2015	CY2016	Total
FEI Channel Partner	[*]	[*]	[*]	[*]	[*]	[*]

Korea/Asia Direct Sales:

(USD million)
	CY2012	CY2013	CY2014	CY2015	CY2016	Total
Korea	[*]	[*]	[*]	[*]	[*]	[*]
Asia	[*]	[*]	[*]	[*]	[*]	[*]

4
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.